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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                               ----------------------

                                      FORM 8-K
                               ----------------------

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported) May 22, 2000

                                MICHAEL FOODS, INC.
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               (Exact name of registrant as specified in its charter)

                                     MINNESOTA
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                   (State or other jurisdiction of incorporation)

        0-15638                                        41-0498850
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(Commission File Number)                     (IRS Employer Identification No.)

Suite 324, Park National Bank Bldg.
5353 Wayzata Boulevard
Minneapolis, Minnesota                     55416
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(Address of principal executive offices) (Zip Code)

        (Registrant's telephone number, including area code) (612) 546-1500

                                        N/A
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           (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS.

          On May 22, 2000, Michael Foods, Inc. ("the Company") announced that it had recently completed stock repurchases of 1.5 million shares, exhausting repurchase authorizations, and that its Board of Directors authorized the purchase of up to an additional 0.5 million shares of the Company's common stock in the open market or in privately negotiated transactions.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits

               The following exhibits are filed herewith:

               EXHIBIT NUMBER           DESCRIPTION
               --------------           -----------
                    10.78               Shareholder Agreement dated as of May
                                        22, 2000 by and between Michael Foods,
                                        Inc. and listed Shareholders of Michael
                                        Foods, Inc.

                    99 News release of Michael Foods, Inc., issued May 22, 2000, regarding share repurchases and a new authorization.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MICHAEL FOODS, INC.

Dated: May 26, 2000                By:  /s/ John D. Reedy
                                        -----------------
                                   John D. Reedy, Executive Vice President,
                                   Chief Financial Officer and Treasurer

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                                EXHIBIT INDEX

       EXHIBIT NUMBER           DESCRIPTION                                PAGE
       --------------           -----------                                ----
            10.78               Shareholder Agreement dated as of May
                                22, 2000 by and between Michael Foods,
                                Inc. and listed Shareholders of Michael
                                Foods, Inc.

            99 News release of Michael Foods, Inc., issued May 22, 2000, regarding share repurchases and a new authorization.